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                                                                   EXHIBIT 10.10

                               ESCROW AGREEMENT


This Agreement, made and entered into this 28th day of February, 1997 by and between Sector Communications, Inc., a Nevada Corporation ("Sector") and Peacetime Communications, LTD, a British Virgin Islands Corporation ("Peacetime").

                                   Whereas,

Peacetime and Sector have entered into an Agreement known as the Long-Term Debt
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Retirement and Funding Agreement ("Funding Agreement"), which is being executed
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simultaneously with this Agreement; and

The Funding Agreement contains provisions whereby Peacetime shall make available funds to Sector totaling One Million Dollars ($1,000,000.00) over a six (6) month period from the date of said Agreement; and

Sector agrees to transfer all of its right, title, and interest in the Sector's interest in DBE to Peacetime upon the receipt of $1,000,000.00.

Now Therefore, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged and received, the parties agree as follows:

     1. The Escrow Agent shall be the Stoppelman Law firm, PC Attention J. Peter Wolf, Esquire (the "Escrow Agent").

     2. Sector shall deliver to the Escrow Agent, Stock Certificates representing all of its right, title, and interest in its holdings of DBE Stock.
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     Said Stock constitutes 14.594% of all the outstanding shares of Stock of
     DBE; totaling 145,745 Shares.

     3. Peacetime shall make funds available to Sector on an as needed basis until Peacetime had advanced funds totaling One Million Dollars ($1,000,000.00).

     4. Upon receipt of the funds totaling One Million Dollars, Sector shall notify the Escrow Agent of its receipt of said Funds.

     5. Upon notice from Sector that it has received One Million Dollars of funding, the Escrow Agent shall immediately, within 24 hours, release all of the Stock Certificates it holds in DBE to Peacetime.

     6. In the event Peacetime does not fund to Sector on demand, and ten days elapses from the date of demand by Sector for funding under the Funding Agreement, Sector shall have the option of notifying Peacetime of its intent to terminate said Funding Agreement. Peacetime shall have five (5) days upon notice from Sector of Sector's intent to terminate the Funding Agreement to fund the money demanded by Sector. If Peacetime fails to fund money to Sector by the end of the fifth day of such notice, then Sector shall have the right to terminate this Escrow Agreement. If Sector exercises its right to terminate this Escrow Agreement, then Sector shall notify Escrow Agent and upon receipt of notice, the Escrow Agreement shall do as follows:

          a.) Ascertain the total amount of funds provided by Peacetime to Sector pursuant to the Funding Agreement.
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          b.)  Use the value of DBE Stock as One Million, One Hundred Thousand
          Dollars ($1,100,000.00).

          c.) Divide the value of DBE Stock by the amount of funds provided by Peacetime as ascertained in 6(a) above.

          Example:

               Peacetime funds $500,000.00

                           500,000.00
                           ----------
                         1,100,000.00 = 45%

          This figure represents the amount of shares of DBE due Peacetime.

          d.) Deliver to Peacetime shares of DBE totaling the amount as calculated in 6 ( c ) herein.

          e.)  Deliver to Sector the remaining shares of DBE it holds in Escrow.

     7. Notices shall be given and ordered sufficient if in writing and sent via Federal Express and facsimile to:
                         ---

          Sector Communications
          7601 Lewinsville Road
          Suite 250
          McLean, VA 22102
          Attn: Theodore J. Georgelas, CEO
          Facsimile: (703)893-3744
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          Peacetime Communications, LTD

          The Stoppelman Law Firm
          1749 Old Meadow Road
          Suite 610
          McLean, VA 22102
          Facsimile: (703)827-7455

     8. The duties and responsibilities of the Escrow Agent are limited to those specifically set forth herein. The Escrow Agent shall not be liable for any mistake of fact or error of judgment made in good faith or for any acts or omissions by it of any kind resulting from other than willful misconduct or gross negligence. The Escrow Agent shall be entitled to rely, and shall be protected in doing so, upon (i) any written notice, instrument or signature believed by the Escrow Agent to be genuine and to have been signed or presented by the proper Party or Parties duly authorized to do so, and (ii) the advice of counsel (which may be of the Escrow Agent's own choosing). The Escrow Agent shall have no responsibility for the contents of any writing submitted to them hereunder and shall be entitled in good faith to rely without any liability upon the contents thereof.

     9. Sector and Peacetime jointly and severally will indemnify and hold harmless Escrow Agent against any losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with its acceptance of appointment of the performance of its duties under this Agreement, including any litigation arising from this Agreement or involving the subject matter hereof, unless any such loss, claim, damage, liability or expense shall be the result of Escrow Agent's gross negligence, willful default or breath of trust.
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     10.  After the Escrow Agent has delivered the Escrow Deposit pursuant to the terms of this Agreement, the Escrow Agent shall have discharged all of its obligation hereunder and neither Sector or Peacetime shall thereafter have any claim against the Escrow Agent on account of this Agreement.

     11. No party to this Escrow Agreement may assign its rights and obligations hereunder without the prior written consent of the other parties hereto.

     12. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     13. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the Commonwealth of Virginia.

     14. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed original and all of which, when taken together, shall constitute one instrument. Upon the execution and delivery of this Agreement by the Purchasers, this Agreement shall become a binding obligation of the Purchasers with respect to the purchase of Securities as herein provided.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   SECTOR COMMUNICATIONS, INC.

                                   By: /s/ Theodore Georgelas
                                   Theodore Georgelas, President


                                   PEACETIME COMMUNICATIONS, LTD

                                   By: /s/ Mohamed Hadid for Pierre Caland


                                   THE STOPPELMAN LAW FIRM

                                   By: /s/ John S. Stoppleman